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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-109474, 333-100238, and 333-53384 of BioSante Pharmaceuticals, Inc.
(BioSante) on Form S-8 and Registration Statement No. 333-64218 of BioSante on Form S-3 of our report dated March 18, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph that indicates that BioSante is in the developmental stage), appearing in this Annual Report on Form 10-KSB of BioSante Pharmaceuticals, Inc. for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

March 26, 2004